Exhibit 10.30

LOAN SALE AGREEMENT

This LOAN SALE AGREEMENT (this "Agreement"), dated this 12 day of October 2010 (the "Effective Date"), is by and between Bank of America, N.A., a national banking association, successor in interest by merger with LaSalle Bank Midwest, N.A., whose address is 2600 West Big Beaver, Troy, Michigan ("Seller") and Detroit Behavioral Institute, Inc., a Massachusetts corporation, whose address is 200 Lake Street, Suite 102, Peabody, Massachusetts ("Buyer").

RECITALS

A.           Seller is the owner and holder of the loan documents identified in the Assignment and Transfer of Note and Liens attached as Schedule I-A hereto (each, a "Loan Document" and collectively, the "Loan Documents"), all such Loan Documents relating to the loan(s) identified on Schedule II hereto (collectively  "Loans").

B.           Buyer has offered to purchase from Seller, and Seller has agreed to sell, without recourse, to Buyer, all of Seller's right, title and interest in, to and under the Loan Documents, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (the "Parties") agree as follows:

1.           Purchase and Sale of Loans.   Subject to and in accordance with the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer and convey, without recourse, to Buyer on a date mutually agreeable to the Seller and Buyer which is on or before fifteen (15) days after the Feasibility Period or on such other date as Seller and Buyer may agree to in writing (the “Closing Date”), and Buyer hereby agrees to purchase, accept and assume on the Closing Date, all rights, titles, obligations and interests of Seller, as of the Closing Date, in, to and under the Loans.  Simultaneously with the execution of this Agreement, Buyer shall deposit with Seller the amount of $125,000.00 as an earnest money deposit payment in immediately available funds (the “Deposit”).  Seller shall hold the Deposit and shall apply and/or disburse it in accordance with the provisions of this Agreement.  Seller may commingle the Deposit with its other funds. Buyer shall not be entitled to receive, and Seller shall not be required to pay, directly or indirectly, any interest or other earnings accrued on the Deposit.

    2.             Closing/Payment of Purchase Price.  The closing shall occur on the Closing Date.  As the purchase price for the Loans, Buyer shall pay to Seller the sum of $1,250,000.00 (the “Purchase Price”). Notwithstanding the above, the Purchase Price shall be reduced by an amount equal to 82% of all amounts received by Seller under Commercial Real Estate Lease Agreement by and between Andrew G. McLemore, Sr. as Successor Trustee of the Dorothy E. McLeomore Agreement of Trust and the Detroit Behavioral Institute, Inc. dated as of June 4, 2008 (the "Lease Agreement) after September 29, 2010 and retained by Seller.   On the Closing Date, Seller shall apply the Deposit as a partial payment of the Purchase Price and Buyer shall pay the balance of the Purchase Price to Seller in immediately available funds by wire transfer in accordance with the wire instructions contained on Schedule III attached hereto (the “Wire Instructions”).

2.1 Conveyance.  Upon receipt of the Purchase Price, Seller shall sell, assign, transfer and convey the Loans and all claims related thereto to Buyer without representation, warranty or recourse, all in accordance with and subject to the provisions of this Agreement.

2.2 Delivery of Certain Documents.  On the Closing Date, Seller shall deliver to Buyer, at Seller’s expense, the following:

(i)
the original Notes or, if Seller is unable to locate the original of any one of the Notes, a lost note affidavit in respect of each such Note which contains a copy of the Note in question and certifies (each such certification, a “Lost Note Certification”) to the completeness and accuracy of the copy;

(ii)	originals or copies of all guaranty agreements relating to the Loans;

(iii)	originals or copies of all Collateral Documents;

(iv)	originals or copies of all Forbearance Agreements, Warrants of Attorney, Consent Judgments and other documents supporting any Forbearance Agreement; and

(v)	executed assignments of the Notes and Mortgages in substantially the forms attached hereto as Schedules I-A and I-B respectively and to the extent assignable, any title insurance policies.

       As used in this Agreement, the following terms shall have the following meanings:

·	“Business Day” shall mean any day other than a Saturday, Sunday or United States national holiday.

·	“Collateral” shall mean property securing the Loans.

·
“Collateral Documents” shall mean (i) the Mortgages, (ii) any assignments of leases and rents, security agreements, other agreements that establish Seller’s rights in Collateral, (iii) related filed or recorded financing statements, and (iv) any existing title insurance policies that purport to insure the liens of any of the Mortgages.

·	“Mortgages” shall mean mortgages, deeds of trust or similar instruments securing the Notes.

·	“Mortgaged Property” shall mean the real property subject to the Mortgages.

·	“Notes” shall mean the promissory notes or other instruments that evidence indebtedness in respect of the Loans.

Loan Sale Agreement

2.3 Limitation on Assets Sold. Notwithstanding anything to the contrary contained herein, consistent with the provisions of Section 2.4 below, Buyer acknowledges and agrees that Seller is not assigning, transferring or otherwise providing to Buyer any rights in or to anything other than the Loans and the documents and items specified in Section 2.2 above.  In that regard, Buyer acknowledges that it is not acquiring any rights in any other commercial loans, banking services or other financial products or services now or at any time offered by Seller to any Obligor, (“Unrelated Products”) or any rights of Seller in any such Unrelated Product. As used in this Agreement, the term “Obligor” shall mean, collectively, the maker(s) and any co-maker(s) of the Notes and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loans or any payments or performance obligation in connection therewith, and any other party who has granted Collateral for, or whose property or any part thereof is subject to any encumbrance securing, the Loans or any performance or payment obligation in connection therewith.

2.4 No other Assets Purchased.  Buyer understands and agrees that it will be purchasing only the Loans specified in this Agreement, and Buyer will acquire no other interest in any other business relationship which Seller has or may have with any Obligor or any other customer of either Seller or its Affiliates.  Buyer further understands and agrees that Seller and its Affiliates are retaining any and all rights arising prior to the Closing Date under any indemnification or reimbursement provisions contained in the Notes or the Collateral Documents.  For the purposes of this Agreement, the term “Affiliates” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or a director, officer, joint venturer, or other partner, or member of such Person.  For purposes of this Agreement, the term “Person” means, any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government, or other entity.

2.5 Taxes, Fees, Etc.  Buyer shall pay all transfer, filing and recording fees, taxes, costs and expenses, and any applicable documentary taxes, required to be paid by either Seller or Buyer in connection with the transactions contemplated hereby, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of Buyer to pay any such amount on a timely basis.  Seller shall be entitled to require the payment of any such fees, taxes, costs and expenses at or prior to the closing and as a condition thereof.

2.6 Payments Prior to the Closing Date.  From time to time before the Closing Date, Seller may receive Collections (as such term is hereinafter defined) in relation to the Loans. Buyer agrees that any such pre-closing date Collections are the sole property of Seller. For purposes of this Agreement, the term “Collections” shall mean all payments, proceeds and/or awards, actually received by Seller, in cash, including checks which have been reduced to good funds, for application to the outstanding balance due under the Loans.

2.7 Payments Subsequent to the Closing Date.  From time to time after the Closing Date, Seller shall pay to Buyer the net amount of any Collections received by Seller on or after the Closing Date (to the extent collected in good funds by Seller and not returned by Seller to the Obligor, as such term is hereinafter defined) which have not already so paid to Buyer or any other party, but only after all payments due to Seller from Buyer in connection with the sale of the Loans have been paid to Seller, including, without limitation, any costs and expenses related to any Collections.

Loan Sale Agreement

3.           Limitation on Seller's Representations and Warranties.  Except as provided herein, Seller makes no representation or warranty, express or implied, to Buyer or any other person with respect to the Loans or any Loan Document, or any other matter with respect to the Loans or any Loan Document.  Specifically, and not as a limitation of any other provision hereof, Seller makes no representation or warranty, express or implied, to Buyer or any other person with respect to the condition (financial or otherwise) of Obligors or any other person; the existence or nature of any asset or liability of Obligors; the ability of Obligors or any other person to perform its obligations under the Loan Documents; the existence, perfection or priority of any lien securing performance under the Loan Documents; the validity or enforceability of the Loans or any of the Loan Documents; or the effect of this Agreement upon the rights of Buyer or any other person under any Loan Document.  Buyer hereby acknowledges and agrees that the Loan Documents are purchased and sold on an "AS IS" “WHERE-IS” basis, without recourse.  The terms and conditions set forth herein are the result of arm's-length bargaining between parties familiar with transactions of this nature.  The price, terms and conditions reflect the fact that except for the representations and warranties of Seller, as set forth below, Buyer shall have the benefit of, and is relying upon, no statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Seller's affiliates or the officers, employees, consultants, appraisers, attorneys and agents of each.

4.           Buyer's Representations and Warranties.  Buyer hereby represents and warrants to Seller, and agrees, that on the Closing Date:

4.1           Buyer is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of Buyer to perform its obligations hereunder.

4.2           Buyer has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under any other agreement or document that Buyer may execute and deliver in connection herewith.  Buyer’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee.

4.3           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Buyer or any property of Buyer, (ii) result in a breach or constitute a default under any agreement to which Buyer is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.

4.4           There is no pending or threatened litigation, administrative ruling or investigation by and federal or state agency having jurisdiction over Buyer which, if determined adversely to Buyer, would have a material adverse affect on Seller’s execution, delivery or enforceability of this Agreement.

4.5           Buyer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement. Buyer is solvent and the purchase of the Loans will not cause Buyer to become insolvent.  Buyer has now and will have as of the Closing Date sufficient liquid assets, capital and net worth to meet its obligations and to pay the Purchase Price without any financing or other contingencies.

Loan Sale Agreement

4.6           Buyer has made such examination, review and investigation of Obligors, and of the facts and circumstances necessary to evaluate Obligors, as Buyer has deemed necessary or appropriate.

4.7           Buyer has received copies of each of the Loan Documents and has made such examination, review and investigation of the Loans, the Loan Documents and the property securing the Loans, if any ("Property") and of the related facts and circumstances necessary to evaluate the Loans, the Loan Documents and the Property as Buyer has deemed necessary or appropriate.

4.8           Except for those explicitly provided herein, Buyer has not relied on any statement, representation or warranty, express or implied, of Seller or any of Seller’s officers, employees, consultants, appraisers, attorneys or agents, regarding Obligors, the Loans, the collectability of the Loans, the Loan Documents or the Property.  Buyer has made its own independent evaluation and credit analysis of Obligors, the Loans, the collectability of the Loans, the Loan Documents and the Property.

4.9           Buyer acknowledges that (i) Seller is not responsible for any statement, representation or warranty of Obligors, of any person acting or purporting to act on behalf of Obligors, or contained in any Loan Document, (ii) Seller has made available to Buyer copies or originals of the Loan Documents, (iii) Buyer possesses such information as Buyer deems necessary or appropriate in order for Buyer to evaluate Obligors, and (iv) there may exist at this time various events of default under the Loan Documents, including, but not limited to, default in the payments required thereunder.

4.10           Buyer is acquiring the Loans for its own account and not with a view to, or for sale in connection with, any public distribution thereof, and Buyer has no present intention of making any distribution of the Loans or any Loan Documents in a manner which would violate any applicable securities or banking laws.

4.11           This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms and is entered into voluntarily by Buyer.  The transaction represented hereby is an arms-length transaction for fair value.

4.12           No broker or other party entitled to a commission is involved in connection with this transaction.

4.13          Buyer has not violated any of the terms of the confidentiality agreement executed by and between Buyer and Seller dated June 15, 2010, as amended (“Confidentiality Agreement”).  At no time has Buyer or any of its representatives or agents communicated with any Obligor or any of its representatives or agents regarding the Loans.  Buyer has no affiliation with, any ownership interest in, or agreement with the Obligor or any of its representatives or agents regarding the Loans.

5.           Seller's Representations and Warranties.  Seller hereby represents and warrants to Buyer, and agrees, that:

       5.1           Seller is the sole legal and beneficial owner and holder of the Loan Documents.  Except as may be evidenced by the Loan Documents Seller (i) has not assigned or otherwise transferred to any third party any rights with respect to the Loans or any rights to the indebtedness represented by the Loan Documents or any rights to the collateral securing the Loans and (ii) has not released any collateral securing the Loans or modified or terminated its security interest in such collateral

Loan Sale Agreement

5.2           Seller has all right, power, legal capacity and authority to execute and deliver this Agreement and to perform hereunder and under each other agreement that Seller may execute and deliver in connection herewith.

5.3           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller or any property of Seller, (ii) result in a breach or constitute a default under any agreement to which Seller is subject, or (iii) require any authorizations, consents, approvals, licenses, exemptions from or filings or registrations with any state, commonwealth, federal, foreign, territorial, regulatory, or other governmental department, commission, board, bureau, agency or instrumentality.

5.4           This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms and is entered into voluntarily by Seller.  The transaction represented hereby is an arms-length transaction for fair value.

5.5           As of September 29, 2010, according to Seller’s books and records, but without representations or warranties as to the accuracy of the Seller’s books and records: (1) under the Trust Loan (as defined in Schedule II) the total outstanding principal balance is $1,198,382.51, and the total accrued and unpaid interest and late charges is $6,158.31, (2) under the McLemore Loan (as defined in Schedule II): the total principal balance is $238,621.98, and the total accrued and unpaid interest and late charges is $22,987.61. There may also be a prepayment fee due of $12,716.56 and attorney fees of 5,568.30 as to the Trust Loan and attorney fees of $2,625.00 as to the McLemore Loan. Seller makes no representation or warranty as to the accuracy or collectability of the prepayment fee or attorney fees notwithstanding the placement of those amounts in this section.  Notwithstanding anything contained herein, the Purchase Price is defined in Section 2 above.

6.             Conditions to Closing.

6.1   Conditions to Obligations of Buyer.  The obligations of Buyer under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Buyer, except that Section 6.1.3 cannot be waived) on and as of the Closing Date, of each of the following conditions:

6.1.1	All of the covenants and other agreements required by this Agreement to be complied with and performed by Seller shall have been duly complied with and performed in all material respects.

6.1.2	The representations and warranties made by Seller in Section 5 hereof shall have been true and correct in all material respects as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date.

6.1.3	The Loans shall not have been paid in full prior to the Closing Date. However, if the Loans are paid prior to Closing, then Buyer shall receive a return of its Deposit in full satisfaction of this Agreement (obligations arising under the Confidentiality Agreement shall survive such termination and remain in full force and effect.

6.1.4	Completion of an environmental review to the satisfaction of Buyer.

Loan Sale Agreement

    6.2  Conditions to Obligations of Seller.  The obligations of Seller under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller, except that
 Section 6.2.3 cannot be waived) on and as of the Closing Date, of each of the following conditions:

6.2.1 All of the covenants and agreements required by this Agreement to be complied with and performed by Buyer shall have been duly complied with and performed in all material respects.

6.2.2 The representations and warranties made by Buyer herein or in any certificate or other document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects when made and as of the Closing Date.

6.2.3 The Loans shall not have been paid in full prior to the Closing Date.

6.2.4 Seller shall have received the Purchase Price.

6.2.5 Obligor has not commenced or threatened to commence any action against Seller related to the Loans.

7.           Inspection Rights/Environmental Matters.

7.1           Buyer expressly acknowledges that there may be certain environmental issues and/or risks with respect to the Property described in the Loan Documents as securing the Loans (together with all buildings, structures and improvements situated thereon. Buyer has been expressly advised by Seller to conduct an independent investigation and inspection of the Property utilizing such experts as Buyer deems to be necessary in order to make an independent assessment of all environmental liability and risk with respect to the Property.

7.2           It is Buyer's sole responsibility to investigate, to its satisfaction, the past, present and future environmental condition of the Property and any real property adjacent to or in the vicinity of the Property.  It is Buyer's sole responsibility to take whatever action Buyer deems necessary to protect its interests after the Closing Date with respect to Buyer's potential liability for any present or future hazardous materials contamination and environmental impairment of the Property and any real property adjacent to or in the vicinity of the Property or any claims for personal injury or property damage as a result thereof.

7.3           For the period commencing on the Effective Date and ending the later of thirty (30) (30) days after the Effective Date or on such other date as Seller and Buyer shall mutually agree to in writing (the “Feasibility Period”), Seller shall provide Buyer with an opportunity to review copies or originals of items of the following character that Seller is able to locate in its files: documents evidencing and securing the Loans, appraisals and environmental reports and all other relevant documents requested by Buyer. Buyer acknowledges and agrees that Seller does not make any representations or warranties regarding the accuracy of any appraisals, environmental reports or other information relating to the Mortgaged Property. Further Buyer agrees that Seller has no obligation to provide access to the Mortgaged Property to Buyer and Buyer agrees to obtain its own access.

Loan Sale Agreement

In the event that any of the Mortgaged Property, or the Notes, or the Collateral Documents are unsatisfactory to Buyer for any reason, Buyer may terminate this Agreement by sending a written notice of termination to Seller prior to five p.m. (5:00 p.m. Eastern Standard Time) on the last day of the Feasibility Period.  In the event Buyer terminates this Agreement, the Deposit shall be returned by Seller to Buyer, and thereupon each of Buyer and Seller shall be relieved of all further obligations under this Agreement (obligations arising under the Confidentiality Agreement shall survive such termination and remain in full force and effect) and this Agreement shall otherwise become null and void.

7.4           Except as provided in this Agreement, Seller makes no representation or warranty and expressly disclaims all implied warranties regarding: the past, present or future environmental condition, impairment, or hazard materials contamination of the Property and any real property adjacent to or in the vicinity of the Property and any human health issues or concerns; any local, state or federal government actions or proceedings regarding the hazardous materials contamination or environmental impairment of the Property or any real property adjacent to or in the vicinity of the Property; the cost of remediating or otherwise removing or eliminating any hazardous materials or environmental impairment of the Property or any real property adjacent to or in the vicinity of the Property; whether any tenants of the Property or owners, users or tenants of any real property adjacent to or in the vicinity of the Property have any claims or have suffered any damages, for personal injury or property damage, as a direct or indirect result of the hazardous materials contamination and environmental impairment of the Property; and, any existing building code violations present on the Property.

8.           Rescinded, Avoided or Returned Payments.   Buyer agrees that, if any transfer or payment made to Seller by Obligors  or any other obligor prior to the Effective Date of this Agreement in respect of any obligation under the Loan Documents is, in whole or in part, rescinded, voided, or must otherwise be returned by Seller in connection with any bankruptcy, reorganization, receivership, insolvency, or other similar proceedings with respect to any of the Obligors (each such rescinded, voided, or otherwise returned amount of each such transfer or payment being referred to herein plus any and all attorney fees associated with the defense of such payment as the "Returned Payment Amount"), then, no later than ninety (90) days after receipt of notice in writing from Seller specifying such Returned Payment Amount and requesting Buyer to purchase Seller's claims against the Obligors or any obligor for such Returned Payment Amount, Buyer shall purchase from Seller such claim for such Returned Payment Amount for cash in an amount equal to one hundred percent (100%) of such Returned Payment Amount, with such amounts to be paid to seller by wire transfer of immediately available funds.  Seller shall assign such claim to Buyer without recourse, representation or warranty of any kind, against receipt of such funds from Buyer.  Seller agrees to provide Buyer with notice of any Returned Payment Amount promptly after any officers responsible for this account obtain knowledge thereof.  Buyer shall defend, at its own cost and expense, the rescission of any such transfer or payment during the ninety (90) days after the Buyer's receipt of such notice from Seller and ending on the date of such purchase as required under 17:1; however, if Seller defends such an action than Buyer shall reimburse Seller for its reasonable attorney fees and expenses as required under Section 17.1.

If Buyer does not purchase the Returned Payment Amount prior to the deadline to file claims in connection to any proceeding, including bankruptcy, than Buyer will cooperate with Seller to facilitate the filing of a claim by or on behalf of Seller to recover the disgorged amount. Buyer and Seller acknowledge that notwithstanding anything to the contrary in this Agreement, Seller shall be entitled to any and all proceeds resulting from any such claim unless and until Buyer pays the full purchase price for the Returned Payment Amount.

Loan Sale Agreement

9.           Further Actions.   Seller and Buyer hereby covenant and agree to execute and deliver all such documents and to take all such further actions as any of them may reasonably deem necessary from time to time to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

10.           Governing Law/Venue.  This Agreement and all documents executed in connection herewith shall be deemed contracts made under the laws of the State of Michigan and shall be construed and enforced in accordance with and governed by such laws.  Buyer consents to jurisdiction in the federal or state courts situated in Wayne County, Michigan.

11.            Claims Against Seller.  Buyer agrees that no claim may be made by Buyer against Seller or its shareholders, directors, officers, employees, attorneys or agents for any punitive, special, incidental, exemplary indirect or consequential damages related to any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, any other document executed in connection herewith, the Loan or any of the  Loan Documents, or any act, omission or event occurring in connection therewith.  Buyer hereby irrevocably waives, releases and agrees not to bring a claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  In addition, notwithstanding anything to the contrary contained in this Agreement, as a specifically bargained for inducement for Seller to enter into this Agreement, Buyer expressly agrees that, to the fullest extent permitted by law, Seller’s aggregate liability to Buyer in respect of any and all matters arising out of this Agreement, including without limitation, any one or more claimed breaches of this Agreement by Seller, shall in no event exceed the amount of the money actually received by Seller from Buyer pursuant to this Agreement.

12.           Release/Indemnity.

12.1           Buyer, as an inducement to Seller to sell the Loans to Buyer and to enter into this Agreement, hereby releases, remises, acquits and forever discharges Seller, together with its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, trustees, members, directors, partners, predecessors, successors and assigns, subsidiary entities, parent entities, and related business divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses (including reasonable attorneys' fees) of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loans or any of the loan documents evidencing or securing the Loans, or any of the transactions associated therewith (except those caused by Seller’s gross negligence or willful misconduct).

12.2           Buyer and the Buyer’s successor and assigns hereby jointly and severally indemnify and hold the Seller and its affiliates and their respective officers, employees, consultants, appraisers, attorneys and agents ("Indemnified Parties"), harmless from and against any and all (except those caused by Seller’s gross negligence or willful misconduct) liabilities, claims, actions or causes of action, assessments, losses, fines, penalties, costs, losses, damages and expenses, including attorney’s fees (including, without limitation, contingency or similar fee arrangements) and expert witness fees, sustained or incurred by Indemnified Parties as a result of, or arising out of, or by virtue of: (a) the debt relationship evidenced by the Loan Documents; (b) the inaccuracy of any representation or warranty made by the Buyer to the Seller herein;  (c) a breach by the Buyer of any covenant of this Agreement to be performed by the Buyer;  (d) any and all liabilities arising out of any claim based upon breach of contract or the tortious or unlawful acts or omissions of the Buyer in regard to the Loans; or (e) any and all liabilities arising out of any claim made by any person, organization or association against the Seller with respect to the Loans.  The Seller may, in its sole discretion, defend any such claim or cause of action brought or asserted against the Seller arising out of any of the foregoing set forth in subsections (a)-(e) of this Section at the expense of the Buyer, with counsel designated by Seller and to the exclusion of the Buyer.  Alternatively, the Seller may call upon the Buyer to defend any such action at the Buyer’s sole cost and expense.  The Seller may, in the Seller’s reasonable sole and exclusive discretion, adjust, settle, or compromise any such Claim or cause of action made upon or brought against the Seller, and the Buyer shall indemnify the Seller for any such amounts adjusted, settled or compromised, as well as all costs and expenses, including attorneys’ fees, (including without limitation, contingency or similar fee arrangements) incurred in connection therewith.  The Buyer acknowledges and agrees that the Buyer’s liability and obligations hereunder are unconditional, unlimited and shall continue in full force and effect at all times hereafter, including, without limitation, following any subsequent assignment by the Buyer of the Loan Documents, or any of them, unless specifically terminated in writing by a duly authorized officer of the Seller.

Loan Sale Agreement

12.3           The Buyer will not violate any laws, rules or regulations relating to unfair credit collection practices in connection with the Loan Documents.  The Buyer hereby indemnifies the Seller and agrees to hold the Seller harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Seller as a result of any claim, demand or assertion that, after the Effective Date, the Seller was in any way involved in or had in any way authorized any unlawful collection practices in connection with the Loan Documents.

13.           Confidentiality.  Except for any written agreement of confidentiality between Seller and Buyer which shall survive the consummation of the transactions contemplated hereby, this Agreement and those documents executed in connection herewith set forth the entire agreement and understanding of the Parties hereto, and supersedes all prior agreements and understandings between the Parties hereto with respect to the transactions contemplated hereby.  This Agreement shall be binding on, and inure to the benefit of, the Parties hereto and their successors and assigns.

14.           Notices.    All notices hereunder shall be in writing to the address or addresses set forth below and will be deemed to have been given as of the date delivered or telecopied, or if by overnight courier service, the day after delivery to such service if overnight delivery is so designated, or if mailed by registered or certified mail, return receipt requested, the third business day after being so mailed.

WAIVER OF JURY TRIAL.    TO THE FULLEST EXTENT LEGALLY PERMISSIBLE, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY CLAIM, DISPUTE OR ACTION ARISING OUT OF, RELATED OR PERTAINING TO THIS AGREEMENT, THE LOANS, THE LOAN DOCUMENTS OR THE PROPERTY.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE AND EACH PARTY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  BUYER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Loan Sale Agreement

                15.           Tax Reporting.  On the Closing Date of this Agreement, Seller shall be relieved of, and Buyer shall assume all responsibility for, any tax reporting required with respect to the Loans, including, without limitation, any reporting which may be required with respect to debt forgiveness.

16.           Assumption of Obligations.  The Buyer agrees to be bound, after the Closing Date of this Agreement, by the terms of the Loan Documents and hereby assumes, as of the Closing Date, all obligations of the Seller thereunder, including but not limited to loan administration and servicing obligations.

17.           Buyer’s Duties Regarding Pending Litigation.

17.1           If one or both of the Loans are  the subject of any type of pending litigation, including without limitation, any bankruptcy proceeding of any of the Obligors, then the Buyer shall notify the Seller in writing, after the Closing Date, of the name of the attorney selected by the Buyer to represent the Buyer’s interest in such litigation or bankruptcy proceeding.  The Buyer shall, immediately after the Closing Date, notify the Clerk of the Court and all counsel of record that the Loan Documents relating to the Loans were assigned by the Seller to the Buyer.  The Buyer shall have the Buyer’s attorney file appropriate pleadings with the Court (including, without limitation, if applicable, a proof of claim) immediately after the Closing, substituting the Buyer’s attorney for the Seller’s attorney and also removing the Seller as a party to the litigation and substituting the Buyer as the real party in interest, all pursuant to forms and filings as prescribed by the rules of the applicable Court.  Copies of all such notices and pleadings will be provided by the Buyer to the Seller and the Seller’s attorney in the subject litigation or bankruptcy proceeding promptly upon the sending or filing thereof.  In the event the Buyer is unsuccessful in substituting, or does not substitute, the Buyer’s attorney for the Seller’s attorney, or in removing the Seller as a party in interest, then the Buyer agrees to reimburse the Seller, upon demand, for the Seller’s continued reasonable legal expenses in such litigation or bankruptcy proceeding, after closing of the within Agreement.  The Buyer shall reimburse the Seller for all legal fees and expenses reasonably incurred subsequent to the Closing Date in connection with such litigation or bankruptcy proceeding, irrespective of whether such legal fees are incurred with legal counsel performing services on an hourly basis, pursuant to a contingency or similar fee arrangement or otherwise.

17.2           Should the Buyer reach a resolution of a Loan with the Obligors through litigation, stipulated judgment, or otherwise, at such time, the Buyer shall obtain from such Obligors a complete release of liability of and covenant not to sue the Seller, and its affiliates, and their respective, officers, shareholders, directors, employees, agents and attorneys.

17.3           All pleadings filed by Buyer in any matter related to the Loan Documents, must comply with all applicable State and Federal laws, rules and regulations (including, but not limited to, the Gramm-Leach-Bliley Act; 15 USC 6801 et. seq.) regarding the prohibition on disclosure of non-public financial information.

18.           Section intentionally left blank.

19.           Miscellaneous Provisions.
Loan Sale Agreement

19.1           This Agreement may be signed in counterparts, each of which shall be an original and each of which taken together shall constitute one agreement.

19.2           This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

19.3           This Agreement shall be valid and binding when executed by the Buyer and the original or facsimile thereof is received and accepted by the Seller.  The executed Agreement may be sent via facsimile to the facsimile numbers set forth in the signature blocks below.  Facsimile signatures shall be deemed valid and binding to the same extent as an original signature.

19.4           The agreements, representations and warranties of the Parties contained herein shall survive the consummation of the transactions contemplated hereby.

19.5           This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto, their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

19.6           This Agreement, and any assignments or other documents executed in connection with this Agreement, are intended by the Parties as the final expression of their agreement and, therefore, incorporate all negotiations of the Parties hereto and are the entire agreement of the Parties hereto.  The Parties hereto acknowledge that they are relying on no written or oral agreement, representation, warranty, or understanding of any kind.

19.7           In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.8           This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver, or modification is sought to be enforced.

19.9           Each party shall bear their own costs and expenses incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement.

19.10           The terms and conditions set forth in this Agreement are the product of joint draftsmanship by all Parties, each being represented by legal counsel of their choice in connection with this Agreement, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the Parties because of draftsmanship.

19.11           In the event any party to this Agreement institutes legal proceedings in connection with, or for the enforcement of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the losing party its costs and expenses, including reasonable attorneys’ fees, at both trial and appellate levels and in any bankruptcy proceeding.

19.12           Section titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedule and Attachments referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, Attachment, Schedule or Exhibit hereto.

Loan Sale Agreement

19.13           The parties’ relationship is that of Buyer and Seller; the parties are not partners or joint ventures and neither party has any authority to represent, obligate or bind the other with respect to the third party.

19.14           Buyer acknowledges that it will acquire confidential information from Seller that may include “nonpublic personal information” as that term is defined in 15 U.S.C. 6809 concerning customers and agrees that it will not use nor disclose any such confidential information except for the purposes contemplated by this Agreement. Buyer shall maintain policies and procedures designed to: (1) ensure the security and confidentiality of confidential information; (2) protect against any anticipated threats, or hazards to the security or integrity of confidential information; and (3) protect against unauthorized access to or use of confidential information that could result in substantial harm or inconvenience to any customer of Seller.

20.	Events of Default; Remedies on Default.

         20.1   Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

20.1.1 Provided Seller is not in default herein, Buyer shall fail to pay, on the Closing Date, the Purchase Price;

20.1.2 Any warranty or representation of Buyer or Seller proves to have been false or misleading in any material respect when made (a “Breach”), and such Breach is discovered prior to the Closing Date and written notice thereof is provided to Buyer or Seller, as the case may be, prior to the Closing Date;

20.1.3 Prior to the Closing Date, Buyer or Seller shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or any petition for an order for relief shall be filed against Buyer or Seller under the Bankruptcy Code and such petition shall continue without being dismissed prior to the Closing Date, or Buyer or Seller shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by Buyer under the Bankruptcy Code, or Buyer shall make any offer of settlement, extension or composition to its unsecured creditors generally; or

20.1.4 Either Buyer or Seller shall fail to perform any of their respective obligations required to be performed prior to the Closing Date under this Agreement and (iii) and such failure is not cured within ten (10) Business Days after receipt of notice of such default (which notice must be given prior to the Closing Date) from the non-defaulting party (except that no notice or grace period to cure shall be required to be given if the default is the failure to timely close).

Loan Sale Agreement

20.2 Remedies.  After the occurrence of an Event of Default, the parties shall have the following rights and remedies:

20.2.1 Seller Remedies.  In the event of a Buyer Event of Default, Seller shall, be entitled to terminate this Agreement and receive and retain the Deposit as liquidated damages (and Seller and Buyer acknowledge that Seller’s actual damages in such event would be difficult or impossible to determine, and the Deposit shall constitute a reasonable estimate of such damages and not a penalty against Buyer) or require Buyer to specifically perform its obligation to purchase the Loans, which remedy shall be chosen by Seller in its sole discretion. Election of any remedy by Seller under this paragraph shall not be construed to limit any of Seller’s rights with respect to the Confidentiality Agreement or Buyer’s actions after the Closing Date.

20.2.2 Buyer Remedies. In the event of a Seller Event of Default, Buyer shall be entitled to terminate this Agreement and recover the Deposit.  This shall be the sole and exclusive remedy of Buyer for a Seller Event of Default.

IN WITNESS WHEREOF, the Parties have duly executed this Loan Sale Agreement as of the Effective Date.

Seller:

BANK OF AMERICA, N.A.

By:: /s/ Nadege Henry
Print Name: Nadege Henry
Its: Vice President-Special Assets Group
Address: 2600 Big Beaver Road, Troy, MI 48084
Telephone No.: (248) 631-0558
Facsimile No.: (312) 453-2089

By: __________________________________________________
Print Name: ___________________________________________
Its: __________________________________________________
Its: __________________________________________________
Address: ______________________________________
Telephone No.:
Facsimile No.: ___________________________________

Buyer:

Detroit Behavioral Institute, Inc., a Massachusetts Corporation

By: /s/ Alexander N. Luvall, Exec. V.P. for Bruce A. Shear 10/12
Name: Bruce A. Shear
Title: President and CEO
Address: 200 Lake Street, Suite 102, Peabody, MA
Phone: 978-536-2777
Fax: 978-536-2677

SCHEDULE I-A

ASSIGNMENT AND TRANSFER OF NOTE AND LIENS

BANK OF AMERICA, N.A, a national banking association, successor by merger to LaSalle Bank National Association ("Assignor"), for good and valuable consideration paid to Assignor by PHC of Michigan, Inc., a Massachusetts corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged by Assignor, has TRANSFERRED, ASSIGNED, ENDORSED, GRANTED, CONVEYED and DELIVERED, and does hereby TRANSFER, ASSIGN, ENDORSE, GRANT, CONVEY and DELIVER to Assignee, and all of its right, title and interest in and to the following Notes: (a) Promissory Note dated October 29, 2003 executed and delivered by Andrew G. McLemore, Sr. in the face amount of $250,000; and (b) Consolidated Promissory Note dated March 18, 2010 in the face amount of $1,254,557.12, which Note consolidated, amended and restated the following promissory notes: (i) dated March 30, 2007 in the face amount of $672,924.09; (ii) dated April 20, 2007 in the face amount of $327,057.91; and (iii) dated June 27, 2007 in the face amount of $450,000 each executed by the Dorothy E. Trust U/T/A dated November 1, 1994 (collectively, “Notes”), and all indebtedness now or hereafter evidenced thereby, together with the following (collectively, the "Loan Documents"):

1.	Business Loan Agreement dated October 29, 2003 executed by Andrew G. McLemore, Sr.;
2.	Forbearance Agreement dated May 22, 2009 executed by Andrew G. McLemore, Sr. and Bank of America, N.A.;
3.	Mortgage dated October 29, 2003 executed by Andrew G. McLemore, Sr. relating to the property commonly known 892 West Boston Blvd., Detroit, Michigan 48202;
4.	Guaranty dated February 26, 2010 executed by the Andrew G. McLemore, Sr. Trust U/A/D November 1, 1994;
5.	Guaranty dated February 26, 2010 executed by the Dorothy E. McLemore Trust U/T/A Dated November 1, 1994;
6.
Forbearance/Amendment Agreement dated February 26, 2010 executed by Andrew G. McLemore, Sr., Dorothy E. McLemore Trust U/T/A Dated November 1, 1994, Andrew G. McLemore Trust U/A/D November 1, 1994 and Bank of America;

7.	Business Loan Agreement dated March 30, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994;
8.	Commercial Guaranty dated March 30, 2007 executed by Andrew G. McLemore, Sr.;
9.	Commercial Guaranty dated April 20, 2007 executed by Andrew G. McLemore, Sr.;
10.	Commercial Guaranty dated June 27, 2007 executed by Andrew G. McLemore, Sr.;
11.	Commercial Guaranty dated March 30, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;

12.	Commercial Guaranty dated April 20, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;
13.	Commercial Guaranty dated June 27, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;
14.	Reaffirmation of Guaranty executed by Andrew G. McLemore, Sr. and the Andrew G. McLemore, Sr. Trust U/A/D November 1, 1994;
15.
Mortgage dated March 30, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994 as amended by the Mortgage Amendment Agreement dated February 26, 2010 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201;

16.	Mortgage dated April 20, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201;
17.	Mortgage dated June 27, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201; and
18.
Subordination, Non-Disturbance And Attornment Agreement dated February 10, 2010 executed by Detroit Behavioral Institute, Inc., the Dorothy E. McLemore Trust U/T/A Dated November 1, 1994 and Bank of America

Except as provided in that certain Loan Purchase Agreement dated as of October ____, 2010, executed by Assignor and Assignee (the "Loan Purchase Agreement"), NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY ASSIGNOR OR BY ANYONE ACTING ON ITS BEHALF, PARTICULARLY, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (A) THE COLLECTABILITY OF THE LOAN, (B) THE CREDITWORTHINESS OF ANY OBLIGOR OR OTHER PERSON, (C) THE VALUE OF ANY COLLATERAL SECURING PAYMENT OF THE LOAN OR THE ENVIRONMENTAL CONDITION OF ANY COLLATERAL SECURING THE LOAN, (D) ANY COLLATERAL SECURING THE LOAN'S FREEDOM FROM LIENS AND ENCUMBRANCES, IN WHOLE OR IN PART, (E) THE PRIORITY OF ANY LIEN, OR THE TRANSFERABILITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS.  NO INFORMATION CONCERNING THE LOAN OR ANY OBLIGOR OR OTHER OBLIGOR HAS BEEN PROVIDED TO ASSIGNEE BY ASSIGNOR EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN PURCHASE AGREEMENT.

Assignor agrees, promptly on Assignee's request, and at Assignee's sole cost and expense, to execute, acknowledge, deliver, procure and/or file for record such further documents, and take such further action, as may be commercially necessary or proper to more fully identify and confirm in Assignee the rights and interests herein transferred or otherwise to carry out more effectively the intent and purpose of this instrument.

SCHEDULE I-A

Executed and effective as of the 12, November, 2010.

ASSIGNOR:

BANK OF AMERICA, N.A., a national banking association,

By: /s/ Nadege Henry
Name: Nadege Henry
Title: Vice President

STATE OF MICHIGAN)
)ss
COUNTY OF WAYNE)

This foregoing document was acknowledged before me this 10 day of November 2010, by Nadege Henry as Vice President of Bank of America, N.A., a national banking association, on behalf of the Bank.

Michelle Faur	/s/ Michelle Faur
Notary Public, Wayne County, MI	Michelle Faur Notary Public
Acting in Oakland County, MI	Wayne County of Wayne
My Commission Expires January 1, 2014	Acting in the County of Oakland
Seal:	My Commission Expires: 1.1.2014

ACCEPTANCE BY ASSIGNEE

The undersigned hereby accepts the above Assignment and Transfer of Note And Liens in accordance with its terms.

ASSIGNEE:

WITNESSES:	DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation
Priscilla D. Agee
Julie Avant	By: /s/ Alexander N. Luvall
Print Name: Alexander N. Luvall
Its: Executive Vice President

STATE OF MICHIGAN
)ss
COUNTY OF WAYNE)

The foregoing document was acknowledged before me this 10th day of November, 2010 byAlex N. Luvall, as the Executive Vice President of Detroit Behavioral Institute, a Massachusetts corporation, on behalf of the corporation.

/s/ Margaret Welch
Notary Public
Wayne County of Wayne, MI,
Acting in the County of Wayne
My Commission Expires: 1-9-2013

After recording return to: Steven T. Kiousis
1740 W. Big Beaver, Suite 207
Troy, MI 48084

SCHEDULE I-A

SCHEDULE II

   LOANS

Loan No.: 230230048392/67 – Dorothy E. McLemore Trust U/T/A dated November 1, 1994 (“Trust Loan”)

Loan No.: 230230117528/34 – Andrew G. McLemore, Sr. (“McLemore Loan”)

SCHEDULE II

SCHEDULE III
Wire Transfer Instructions

BANK NAME:                                                                           Bank of America, N. A.

ABA NUMBER:                                                                         026009593

FOR ACCOUNT OF:                                                                 Bank of America, N.A.
      Special Assets Group

ACCOUNT NUMBER:                                                              375003000004

ATTENTION:                                                                            Print Name: Nadege Henry
       Its: Vice President-Special Assets Group
       Address: 2600 W. Big Beaver Road
                     Mail Code - MI8-900-05-20
                     Troy, Michigan  48084
       Telephone No.:    (248) 631-0558
       Facsimile No.:      (248) 816-4349

MAILING ADDRESS:                                                                Print Name: Nadege Henry
        Its: Vice President-Special Assets Group
        Address: 2600 W. Big Beaver Road
        Mail Code - MI8-900-05-20
        Troy, Michigan  48084
        Telephone No.:   (248) 631-0558
        Facsimile No.:      (248) 816-4349

MESSAGE:                  _____________________________
                      Buyer’s Company Name

                     _____________________________
                      Contact Name

                                                                                                      _____________________________
                                                                                                          Buyer’s Telephone Number

                                                                                                      _____________________________
                      Buyer’s E-mail Address

                     _____________________________
                                                                                                          Buyer’s Funding Institution

In order to assure proper allocation of funds to each Buyer’s balance due, the above information for the Buyer must be included on all wire transfers.

SCHEDULE III

Bernard J. Youngblood
Wayne County Register of Deeds
November 18, 2010 12”14 PM
Liver 48850 Page 428-430
#201384650 ASG FEE $21.00

ASSIGNMENT OF MORTGAGES

This Assignment of Mortgages (this “Assignment”) is being executed and delivered by BANK OF AMERICA, N.A., a national banking association (“Assignor”) to DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation (“Assignee”) pursuant to, and in furtherance of the arrangements provided for in, that certain Loan Sale Agreement by and between Assignor, as Seller, and Assignee, as Buyer, dated as of October 12, 2010 (the “Agreement”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers and assigns to Assignee, in respect of the Loans (as defined in the Agreement), the Mortgage identified on Exhibit A attached hereto, without recourse, representation or warranty, covering the following described property located in the City of Detroit, County of Wayne, State of Michigan, to wit:

LOTS 9, 10, 11 AND 12, BRUSH'S SUBDIVISION OF PART OF PARK LOTS 17, 18, 19, 20 AND 21 AND PART OF BRUSH FARM ADJOINING, ACCORDING TO THE PLAT THEREOF RECORDED IN LIBER 8 OF PLATS, PAGE 12. WAYNE COUNTY RECORDS

Commonly known as: 3500 John R. Rd., Detroit, Michigan  48201
Tax Item No 855-71 Ward 1

THE SALES, TRANSFERS AND ASSIGNMENTS PROVIDED FOR HEREIN ARE EXPRESSLY SUBJECT, IN ALL RESPECTS, TO THE TERMS AND PROVISIONS OF THE AGREEMENT, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

This Assignment shall be governed by, and construed in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of November 12, 2010

Assignor:

BANK OF AMERICA, N.A. a national banking association

By: /s/ Nadege Henry
Print Name: Nadege Henry
Its: Vice President

(Notary on next page)

STATE OF MICHIGAN)

SCHEDULE III

)ss

COUNTY OF WAYNE

The foregoing instrument was acknowledged before me this 10 day of November, 2010 by Nadege Henry the AVP of Bank of America, N.A., a national banking association, on behalf of the bank.

/s/ Michele Faur
Print Name: Michele Faur, Notary Public
Wayne County, Michigan
Acting in the County of Oakland
My Commission Expires 1-1-2014

This instrument was prepared by
Shaheen, Jacobs & Ross, P.C.
Melissa M. Perkins, Esq.
615 Griswold, 1425 Ford Building	Michele Faur
Detroit, Michigan 48226	Notary Public, Wayne County, MI
Acting in Oakland County, MI
My Commission Expires January 1, 2014

After recording
Return to:
Steven T. Kiousis
1740 W. Big Beaver #207
Troy, MI 48084

SCHEDULE III

Exhibit A

Mortgage dated March 30, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994, recorded April 5, 2007, in Liber 46154, Page 1049, Wayne County Records, as amended by the Mortgage Amendment Agreement dated February 26, 2010 recorded March 10, 2010 in Liber 48384, Page 125, Wayne County Records;

Mortgage dated April 20, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994, recorded May 8, 2007, in Liber 46279, Page(s) 1226, Wayne County Records; and

Mortgage dated June 27, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994, recorded June 23, 2008, in Liber 47313, Page 141, Wayne County Records.

Schedule I-B

SCHEDULE III

Bernard J. Youngblood
Wayne County Register of Deeds
November 18, 2010 12”14 PM
Liver 48850 Page 431-433
#201384651 ASG FEE $21.00

ASSIGNMENT OF MORTGAGES

This Assignment of Mortgages (this “Assignment”) is being executed and delivered by BANK OF AMERICA, N.A., a national banking association (“Assignor”) to DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation (“Assignee”) pursuant to, and in furtherance of the arrangements provided for in, that certain Loan Sale Agreement by and between Assignor, as Seller, and Assignee, as Buyer, dated as of October 12, 2010 (the “Agreement”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers and assigns to Assignee, in respect of the Loans (as defined in the Agreement), the Mortgage identified on Exhibit A attached hereto, without recourse, representation or warranty, covering the following described property located in the City of Detroit, County of Wayne, State of Michigan, to wit:

Lots 218 and 219, and 1/2 vacated alley at the rear thereof and East 15 feet of Lot 161 and all of Lots 162, 163 and West 15 feet of Lot 164, Voigt Park Subdivision, as recorded in Liber 22, Page 94 of Plats, Wayne County Records.  Subject to easement, use, building and other restrictions of record.

Commonly known as: 892 W. Boston Blvd., Detroit, MI  48202
Real Property Tax Identification No.: 4-2755

THE SALES, TRANSFERS AND ASSIGNMENTS PROVIDED FOR HEREIN ARE EXPRESSLY SUBJECT, IN ALL RESPECTS, TO THE TERMS AND PROVISIONS OF THE AGREEMENT, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE.

This Assignment shall be governed by, and construed in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of November 12, 2010

Assignor:

BANK OF AMERICA, N.A. a national banking association

By: /s/ Nadege Henry
Print Name: Nadege Henry
Its: Vice President

(Notary on next page)

SCHEDULE III

STATE OF MICHIGAN)
)ss

COUNTY OF WAYNE

The foregoing instrument was acknowledged before me this 10 day of November, 2010 by Nadege Henry the AVP of Bank of America, N.A., a national banking association, on behalf of the bank.

/s/ Michele Faur
Print Name: Michele Faur, Notary Public
Wayne County, Michigan
Acting in the County of Oakland
My Commission Expires 1-1-2014

This instrument was prepared by
Shaheen, Jacobs & Ross, P.C.
Melissa M. Perkins, Esq.
615 Griswold, 1425 Ford Building	Michele Faur
Detroit, Michigan 48226	Notary Public, Wayne County, MI
Acting in Oakland County, MI
My Commission Expires January 1, 2014

After recording
Return to:
Steven T. Kiousis, Esq.
1740 W. Big Beaver #207
Troy, MI 48084

SCHEDULE III

Exhibit A

Mortgage dated October 29, 2003, recorded November 7, 2003, in Liber 39498, Page 966, Wayne County Records, executed by Andrew G. McLemore, Sr.

SCHEDULE III

RECEIPT OF DOCUMENTS

I hereby acknowledge, as an officer/agent of Detroit Behavioral Institute, Inc. receipt of the following documents:

1.	Original Promissory Note dated October 29, 2003 executed and delivered by Andrew G. McLemore, Sr. in the face amount of $250,000;

2.
Original Consolidated Promissory Note dated March 18, 2010 in the face amount of $1,254,557.12, which Note consolidated, amended and restated the following promissory notes: (i) dated March 30, 2007 in the face amount of $672,924.09; (ii) dated April 20, 2007 in the face amount of $327,057.91; and (iii) dated June 27, 2007 in the face amount of $450,000 each executed by the Dorothy E. Trust VITIA dated November 1, 1994;

3.	Copy of the Business Loan Agreement dated October 29, 2003 executed by Andrew G. McLemore, Sr.;

4.	Original Forbearance Agreement dated May 22, 2009 executed by Andrew G. McLemore, Sr. and Bank of America, N.A.;

5.	Copy of the Mortgage dated October 29, 2003 executed by Andrew G. McLemore, Sr. relating to the property commonly known 892 West Boston Blvd., Detroit, Michigan 48202;

6.	Original Guaranty dated February 26, 2010 executed by the Andrew G. McLemore, Sr. Trust U/A/D November 1, 1994;

7.	Original Guaranty dated February 26, 2010 executed by the Dorothy E. McLemore Trust U/A/D Dated November 1, 1994;

8.
Original Forbearance/Amendment Agreement dated February 26, 2010 executed by Andrew G. McLemore, Sr., Dorothy E. McLemore Trust VITIA Dated November 1, 1994, Andrew G. McLemore Trust U/AID November 1, 1994 and Bank of America;

9.	Original Business Loan Agreement dated March 30, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994;

10.	Copy of the Business Loan Agreement dated April 20, 2007 executed by the Dorothy E. McLemore Trust U/T/A dated November 1, 1994; "

11.	Copy of the Business Loan Agreement dated June 27, 2007 executed by the Dorothy E. McLemore Trust VIT/A dated November 1, 994;

12.	Original Commercial Guaranty dated March 30, 2007 executed by Andrew G. McLemore, Sr.;

13.	Original Commercial Guaranty dated April 20, 2007 executed by Andrew G. McLemore, Sr.;

15.	Original Commercial Guaranty dated March 30, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;

16.	Original Commercial Guaranty dated April 20, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;

17.	Original Commercial Guaranty dated June 27, 2007 executed by the Andrew G. McLemore Trust U/A/D November 1, 1994;

18.	Original Reaffirmation of Guaranty executed by Andrew G. McLemore, Sr. and the Andrew G. McLemore, Sr. Trust U/A/D November 1, 1994;

19.
Original Mortgage dated March 30, 2007 executed by the Dorothy E. McLemore Trust VITIA dated November 1, 1994 as amended by the Mortgage Amendment Agreement dated February 26, 2010 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201;

20.	Original Mortgage dated April 20, 2007 executed by the Dorothy E. McLemore Trust UITIA dated November 1, 1994 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201;

21.	Original Mortgage dated JlU1e 27, 2007 executed by the Dorothy E. McLemore Trust VITIA dated November 1, 1994 relating to the property commonly known as 3500 John R Rd., Detroit, Michigan 48201;

22.
Copy of the Subordination, Non Disturbance And Attornment Agreement dated February 10, 2010 executed by Detroit Behavioral Institute, Inc., the Dorothy E. McLemore Trust U/T/A Dated November 1, 1994 and Bank of America;

23.
Copies of miscel1aneous supporting documents including copies of correspondences and various emai1s sent to and received from the customers and/or their representatives which includes, but may not be limited to the time period of February 26, 2010 to November 10, 2010

24.	Copies of Phase I Environmental Assessment dated October 20, 2009 conducted by Property Solutions, Inc.

25.	Appraisal of 3500 John R Rd. dated August 13, 2009, effective August 4, 2009 conducted by Professional Appraisal Services, Inc.

Dated: November 12, 2010                                                                                                                    Signature:  Alexander Luvall

SCHEDULE III

CLOSING STATEMENT

Seller:	BANK OF AMERICA, N.A.

Buyer:	DETROIT BEHAVIORAL INSTITUTE, INC.

RE:	Sale of Loan Documents

Closing Date:	November 12, 2010

SALES PRICE	$1,250,000.00

LESS CREDITS

Deposit	$125,000.00
82% payments received after 9-29-10	$123,065.68
$150,080.01 x 82%)
TOTAL CREDITS	$248,065.68

$1,001,934.32

SELLER:	BUYER

BANK OF AMERICA, N.A., a national banking association	DETROIT BEHAVIORAL INSTITUTE, INC., a Massachusetts corporation

By: /s/ Nadege Henry	By: /s/ Alexander N, Luvall
Its: Vice President	Its: Executive Vice President

SCHEDULE III